For period ending March 31, 2004

File number 811-7528
Exhibit 77Q(1)


A copy of the Funds Articles Supplementary to the Articles of Incorporation relating to the new APS shares is incorporated herein by reference to the registrants registration statement on Form N-2/A filed with the SEC on December 15, 2003 (Accession Number
0001047469-03-040604, SEC File No. 333-109487).